Exhibit 3.1

SIXTH AMENDED AND RESTATED TRUST AGREEMENT

OF

HASHDEX NASDAQ CME CRYPTO INDEX ETF

Dated as of July 23, 2026

By and Among

HASHDEX ASSET MANAGEMENT LTD.

CSC DELAWARE TRUST COMPANY

and

THE SHAREHOLDERS

FROM TIME TO TIME HEREUNDER

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TABLE OF CONTENTS (continued)

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TABLE OF CONTENTS (continued)

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HASHDEX NASDAQ CME CRYPTO INDEX ETF

SIXTH AMENDED AND RESTATED TRUST AGREEMENT

This SIXTH AMENDED AND RESTATED TRUST AGREEMENT of HASHDEX NASDAQ CME CRYPTO INDEX ETF (formerly known as the Hashdex Nasdaq Crypto Index US ETF) (the “Trust”) is made and entered into as of the 23rd day of July, 2026, by and among HASHDEX ASSET MANAGEMENT LTD., a Cayman Islands limited company and sponsor of the Trust (the “Sponsor”), CSC DELAWARE TRUST COMPANY, a Delaware corporation, as trustee (the “Trustee”), and the SHAREHOLDERS from time to time hereunder.

RECITALS

WHEREAS, the Trustee and the Sponsor entered into the Fifth Amended and Restated Trust Agreement on January 20, 2026 (the “Existing Agreement”);

WHEREAS, the Sponsor wishes to amend the Existing Agreement pursuant to Section 10.1(a) thereof to make the amendments effectuated hereby.

NOW, THEREFORE, pursuant to Section 10.1(a) of the Existing Agreement, the Existing Agreement is amended and restated in its entirety as set forth below.

ARTICLE I

DEFINITIONS; THE TRUST

SECTION 1.1 Definitions. As used in this Amended and Restated Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Additional Trust Expenses” has the meaning set forth in Section 6.7(b).

“Adjusted Property” means any property the book value of which has been adjusted as provided by Section 2.3(d).

“Administrator” means a Person from time to time engaged by the Sponsor to assist in the administration of the Shares.

“Affiliate” means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity.

“Aggregate Basket Deposit” means, with respect to any Creation Order or Redemption Order, the applicable Basket Deposit multiplied by the number of Creation Baskets or Redemption Baskets, as specified in the applicable Creation Order or Redemption Order.

“Authorized Participant” means a Person that (i) is a registered broker-dealer and (ii) has entered into an Authorized Participant Agreement with the Sponsor and the Trust.

“Authorized Participant Agreement” means an agreement among the Trust, the Sponsor and an Authorized Participant, pursuant to which the Authorized Participant will act as authorized participant of the Trust in connection with Creation Baskets and Redemption Baskets.

“Basket” or “Creation Basket” means a specified block of Common Shares used by the Trust to issue or redeem Common Shares.

“Basket Deposit” means the total deposit required to create each Basket.

“Bitcoin” means a crypto asset that serves as the unit of account on an open-source, decentralized, peer-to-peer computer network and may be used to pay for goods and services, stored for future use, or converted to government-backed currency.

“Book-Tax Disparity” means, with respect to any property held by the Trust, as of any date of determination, the difference between the book value of such property (as initially determined under Section 2.6(b)(ii), and as adjusted from time to time in accordance with Section 2.3(d)) as of such date of determination and the adjusted basis thereof for United States federal income tax purposes as of such date of determination.

“Business Day” means, with respect to the Trustee, each weekday that the Trustee is open, with respect to calculating the Trust’s NAV, any day other than a day when Nasdaq is closed for regular trading, and for all other purposes hereunder each weekday on which banks are open in New York, New York.

“Calculation Agent” means CF Benchmarks Limited.

“Capital Account” shall have the meaning assigned to such term in Section 2.3(a).

“Capital Contribution” means, with respect to any Shareholder of the Trust, the amount of money and the fair market value of any property (other than money) contributed to the Trust by such Shareholder.

“Cash Custodian” means any other Person from time to time engaged to provide custodian, security or related services to the Trust’s cash assets pursuant to authority delegated by the Sponsor.

“Certificate of Trust” means the Certificate of Trust of the Trust, including all amendments thereto, in the form attached hereto as Exhibit A, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Trust Statute.

“CFTC” means the Commodity Futures Trading Commission.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Exchange Act” means the U.S. Commodity Exchange Act of 1936, as amended.

“Common Shareholder” means any Person that owns Common Shares.

“Common Shares” means the common units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of, the Trust, which shall not include the Sponsor Share.

“Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at 251 Little Falls Drive, Wilmington, DE 19808.

“Covered Person” means the Sponsor, its shareholders, members, directors, officers, employees, its Affiliates and subsidiaries and their respective members, managers, directors, officers, employees, agents and controlling persons.

“Creation Basket” means a Basket issued by the Trust in exchange for the deposit of the Basket Deposit.

“Creation Order” has the meaning assigned thereto in Section 3.1(b)(i).

“Creation Settlement Date” means, with respect to any Creation Order, the Business Day following the Trade Date for such Creation Order.

“Crypto Custodian” means any Person from time to time engaged to provide custodian, security or related services to the Trust’s Crypto Holdings and cash assets pursuant to authority delegated by the Sponsor.

“Crypto Custodian Fee” means the fee payable to a Crypto Custodian for the services it provides to the Trust.

“Crypto Holdings” means, at any time, the aggregate U.S. Dollar value of the Trust’s assets less the Trust’s liabilities (including estimated accrued but unpaid fees and expenses), as calculated according to Section 8.4.

“Crypto Trading Counterparty”: Designated third party, who is not an Authorized Participant but who may be an affiliate of an Authorized Participant, or the Prime Broker or Lender, as applicable, with whom the Sponsor has entered into an agreement on behalf of the Trust, that will, acting as a counterparty, deliver, receive or convert to U.S. dollars the applicable index constituents related to the Authorized Participant’s creation or redemption order.

“CTA” has the meaning assigned thereto in Section 13.13.

“Custody Account” means one or more accounts maintained by the Crypto Custodian in the name of the Sponsor and of the Trust held for the safekeeping of the Trust’s Crypto Holdings.

“Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time-to-time.

“Eligible Staking Assets” means Index Constituents held by the Trust that the Sponsor, in its sole discretion, determines, in accordance with the Trust’s investment objective, liquidity policies and applicable law, are eligible to be staked or otherwise used in Staking Activities.

“Ether” means a digital asset that is the native cryptocurrency of the Ethereum network and serves as a unit of account, allowing for peer-to-peer transactions and incentivizing network participants.

“Ethereum” means a decentralized platform that enables developers to build and deploy smart contracts and applications on a global scale.

“Exchange” means the Nasdaq Stock Market, LLC.

“Expenses” has the meaning set forth in Section 5.4.

“FinCEN” means the Financial Crimes Enforcement Network, a bureau of the U.S. Department of the Treasury.

“Fiscal Year” has the meaning set forth in Article IX hereof.

“Incidental Rights” means rights to acquire, or otherwise establish dominion and control over, any crypto asset or other asset or right, which rights are incident to the Trust’s ownership of Crypto Holdings and arise without any action of the Trust or of the Sponsor.

“Indemnified Persons” has the meaning assigned to such term in Section 5.4.

“Index” means the Nasdaq CME Crypto Settlement Price Index™ (NCIS) administered by the Index Provider.

“Index Constituents” means any digital assets that are constituents of the Index or may be added as constituents of the Index in the future.

“Index Provider” means Nasdaq, Inc.

“IR Virtual Currency” means crypto assets, or other assets or rights, acquired by the Trust through the exercise of any Incidental Right.

“IRS” means the U.S. Internal Revenue Service or any successor thereto.

“Liquidating Trustee” has the meaning assigned thereto in Section 12.2.

“Marketing Agent” means a Person from time to time engaged by the Sponsor to assist in the marketing of the Shares.

“NAV” means the Net Asset Value of the Trust.

“Net Staking Income” means, for any period, the Staking Income minus the Staking Services Provider’s Portion..

“PA Procedures” has the meaning assigned thereto in Section 3.1(b).

“Partnership Representative” is Bruno Melo Caratori (or his designee) as the “partnership representative” within the meaning of Section 6223 of the Code and any similar provisions of applicable state, local or foreign law.

“Percentage Interest” means a fraction, the numerator of which is the number of any Common Shareholder’s Common Shares and the denominator of which is the total number of Common Shares of the Trust outstanding as of the date of determination. The Sponsor Share shall not be included in the calculation of Percentage Interest.

“Person” means any natural person and any partnership, limited liability company, statutory trust, corporation, association, or other legal entity.

“Prime Broker” means a Person from time to time engaged by the Sponsor to provide prime brokerage services.

“Prospectus” means the prospectus filed with the SEC as part of a registration statement registering the Common Shares.

“Redemption Basket” means a Basket redeemed by the Trust in exchange for Index Constituents (or an amount of cash equal to the value of such Index Constituents) in an amount equal to the Basket Deposit.

“Redemption Order” has the meaning assigned thereto in Section 3.3(a)(i).

“Redemption Settlement Date” means, with respect to any Redemption Order, the second Business Day (or such earlier day as is industry practice for regular-way trading) following the Trade Date for such Redemption Order.

“Registration Statement” shall mean a registration statement filed by the Trust with the SEC under the Securities Act or the Exchange Act with respect to Common Shares.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholder” means any Person that owns Shares, including any Common Shareholders and the Sponsor Shareholder.

“Shares” means the units of beneficial interest in the Trust, including the Common Shares and the Sponsor Share.

“Sponsor” means Hashdex Asset Management Ltd., or any substitute therefor as provided herein, or any successor thereto by merger or operation of law.

“Sponsor Fee” has the meaning set forth in Section 6.7(a).

“Sponsor Share” means the single Share of a separate class of beneficial interest issued solely to the Sponsor or its Affiliate pursuant to this Trust Agreement, which shall not be listed or traded on any securities exchange, shall not be included in or participate in the creation or redemption procedures applicable to Common Shares, shall have no voting rights except as expressly provided in Section 10.1, and shall have only the economic rights expressly set forth in Article II.

“Sponsor Shareholder” means the Person that owns the Sponsor Share.

“Sponsor-paid Expense” and “Sponsor-paid Expenses” have the meaning set forth in Section 6.7(a).

“Staking Activities” means the staking or delegation of the Eligible Staking Assets through third-party validators or staking service providers, custodians or other service providers, in order to generate rewards or income for the Trust.

“Staking Income” means, for any period, the gross income attributable to the Trust’s participation in delegated staking of the Eligible Staking Assets.

“Staking Services Provider’s Portion” means the aggregate fees and commissions payable to, or retained at source by, third-party validators, staking services providers, custodians and other service providers in respect of such staking.

“Trade Date” means, for any Subscription Agreement, Creation Order or, if applicable, a Redemption Order, the Business Day on which the Basket Deposit with respect to such Subscription Agreement, Creation Order or Redemption Order is determined in accordance with the procedures set forth herein.

“Transfer Agent” means any Person from time to time engaged to provide such services or related services to the Trust pursuant to authority delegated by the Sponsor.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means Hashdex Nasdaq CME Crypto Index ETF, a Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.

“Trust Agreement” means this Sixth Amended and Restated Trust Agreement, as it may at any time or from time-to-time be amended.

“Trust Estate” means all the Index Constituents on deposit in the Custody Account, including staked Index Constituents, any Net Staking Income received or accrued by or for the benefit of the Trust and proceeds from the sale of such Index Constituents, as well as any other rights of the Trust pursuant to any agreements, other than this Trust Agreement, to which the Trust is a party.

“Trust Expenses” has the meaning set forth in Section 5.3

“Trustee” means CSC Delaware Trust Company, its successors and assigns, or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Unrealized Gain” attributable to any property of the Trust means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date of determination over the adjusted basis of such property (as determined for purposes of Section 2.3(d)) as of such date of determination.

“Unrealized Loss” attributable to any property of the Trust means, as of any date of determination, the excess, if any, of the adjusted basis of such property (as determined for purposes of Section 2.3(d)) as of such date of determination over the fair market value of such property as of such date of determination.

“U.S. Dollar” means United States dollars.

SECTION 1.2 Name.

The name of the Trust is “Hashdex Nasdaq CME Crypto Index ETF” in which name the Trustee and the Sponsor shall cause the Trust to carry out its purposes as set forth in Section 1.5, make and execute contracts and other instruments in the name and on behalf of the Trust and sue and be sued in the name and on behalf of the Trust.

SECTION 1.3 Delaware Trustee; Offices.

(a) The sole Trustee of the Trust is CSC Delaware Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Shareholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address.

(b) The principal office of the Trust, and such additional offices as the Sponsor may establish, shall be located at such place or places inside or outside the State of Delaware as the Sponsor may designate from time to time in writing to the Trustee and the Shareholders. Initially, the principal office of the Trust shall be at c/o Hashdex Asset Management Ltd at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

SECTION 1.4 Declaration of Trust.

The Trust Estate shall be held in trust for the Shareholders. It is the intention of the parties hereto that the Trust shall be a statutory trust, under the Delaware Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust that is treated as a partnership for U.S. federal income tax purposes and for purposes of applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Shareholders partners or members of a joint stock association. Effective as of the date hereof, the Trustee and the Sponsor shall have all of the rights, powers and duties set forth herein and in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

SECTION 1.5 Purposes and Powers.

The purposes of the Trust shall be to accept subscriptions or Creation Orders for Common Shares in Index Constituents or cash in accordance with Article III hereof, to distribute Index Constituents or cash upon Redemption Orders of Common Shares in accordance with Article III hereof, to engage in Staking Activities and to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing. The Trust shall not engage in any business activity and shall not acquire or own any assets other than Index Constituents, including staked Index Constituents, cash or cash from the sale of Index Constituents and Net Staking Income, pending use of such cash for payment of the Sponsor Fee, Trust Expenses, Additional Trust Expenses or distribution to the Shareholders, as provided in this Trust Agreement, or take any of the actions set forth in Section 1.11. Notwithstanding the preceding sentence, from time to time the Trust may receive Incidental Rights as a result of an airdrop or hard fork or similar method. The Trust shall have all of the powers specified in Section 2.1 hereof as powers which may be exercised by a Sponsor on behalf of the Trust under this Trust Agreement. The Trust may stake up to one hundred percent (100%) of the Eligible Staking Assets, to the extent the Sponsor, in its sole discretion, determines that the Trust may do so without incurring undue tax, legal or regulatory risk.

SECTION 1.6 Assets of the Trust

The Trust shall not acquire or own any assets other than Index Constituents, cash in connection with Creation Orders or Redemption Orders or cash from the sale of Index Constituents, including staked Index Constituents, pending use of such cash for payment of the Sponsor Fee, Trust Expenses, Additional Trust Expenses or distribution to the Shareholders, as provided in this Trust Agreement, Net Staking Income, or from time to time, Incidental Rights.

SECTION 1.7 Tax Treatment.

(a) Unless the IRS determines otherwise in a private letter ruling issued to the Trust or to the Sponsor on behalf of the Trust, the Trust shall be treated for U.S. federal income tax purposes, and for all applicable state and local tax purposes, as a partnership and the Shares shall qualify under applicable tax law as interests in a partnership which holds the Trust Estate. Each party agrees to use reasonable efforts to notify the other parties promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Shares with respect to the treatment of the Shares as anything other than interests in a partnership.

(b) The Sponsor, and each Shareholder by virtue of its purchase of Shares of the Trust, (i) express their intent that the Shares of the Trust qualify under applicable tax law as interests in a partnership, and (ii) agree to file or cause to file U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of the Trust as a partnership in which each of the Shareholders thereof is a partner. The Sponsor and the Shareholders will make or refrain or cause to make or refrain from making any tax elections to the extent necessary to obtain treatment consistent with the foregoing. The Sponsor shall not be liable to any Person for the failure of the Trust to qualify as a partnership under the Code or any comparable provision of the laws of any State or other jurisdiction where such treatment is sought.

(c) The Sponsor shall obtain a separate federal taxpayer identification number for the Trust prior to the commencement of the Trust’s operations. The Sponsor, at its expense, shall prepare or cause to be prepared all federal, state, and local tax returns of the Trust for each year for which such returns are required to be filed and shall timely file or cause to be timely filed such returns and timely pay or cause to be timely paid, out of the Trust Estate, any taxes, assessments or other governmental charges owing with respect to the Trust. The Trustee and the Administrator shall promptly notify the Sponsor if it becomes aware that any tax, assessment or other governmental charge is due or claimed to be due with respect to the Trust. The Sponsor shall deliver or cause to be delivered to each Shareholder of the Trust and the broker or nominee through which a Shareholder owns the Shares an IRS Schedule K-1 and such other information, if any, with respect to the Trust as may be necessary for the preparation of the federal income tax or information returns of such Shareholder, including a statement showing the Shareholder’s share of the Trust’s items of income, gain, loss, expense, deduction and credit for the Fiscal Year for federal income tax purposes, as soon as practicable after the last day of the Fiscal Year but not later than March 15 of the following year or as otherwise required by applicable laws and regulations.

(d) The Sponsor may, in its sole discretion, cause the Trust to make, or refrain from making, any tax elections that the Sponsor reasonably deems necessary or advisable, including, but not limited to, an election pursuant to Section 754 of the Code.

(e)

(i) Each Shareholder of a Share of the Trust, by its acceptance or acquisition of a beneficial interest therein, agrees to furnish the Sponsor with such representations, forms, documents or other information as may be necessary to enable the Trust to comply with its U.S. federal income tax reporting obligations in respect of such Share, including an IRS Form W-9 (or the substantial equivalent thereof) in the case of a Shareholder that is a United States person within the meaning of the Code or an IRS Form W-8BEN or other applicable form in the case of a Shareholder that is not a United States person. The Trust shall file any required forms with applicable jurisdictions and, unless an exemption from withholding and backup withholding tax is properly established by a Shareholder, shall remit amounts withheld with respect to the Shareholder to the applicable tax authorities.

(ii) To the extent that the Sponsor reasonably believes that the Trust is required to withhold and pay over any amounts (including taxes, interest, penalties, assessments or additions to tax) to any tax authority with respect to distributions, allocations or adjustments to any Shareholder, the Trust may withhold such amounts and treat the amounts withheld as distributions of cash to the Shareholder in the amount of the withholding and reduce the amount of cash or other property otherwise distributable to such Shareholder. If an amount required to be withheld was not withheld, the Trust may reduce subsequent distributions to such Shareholder by the amount of such required withholding. In the event of any claimed over-withholding, Shareholders shall be limited to an action against the applicable jurisdiction.

(iii) Notwithstanding any other provision of this Trust Agreement, the Sponsor is authorized to take any action that may be required to cause the Trust to comply with any withholding requirements established under the Code or any other federal, state, local or foreign law including pursuant to sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Trust is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation, distribution or adjustment of income to any Shareholder (including by reason of section 1446 of the Code), the Sponsor may treat the amount withheld as a distribution of cash to such Shareholder for purposes of this Trust Agreement in the amount of such withholding. Any increase or decrease in withholding tax incurred by the Trust resulting from the identity, nationality, residence or status of a Shareholder shall be allocable to and reduce the distributions of such Shareholder.

(f) By its acceptance of a beneficial interest in a Share, a Shareholder waives all confidentiality rights, including all confidentiality rights provided by Section 3406(f) of the Code and Treasury Regulations section 31.3406(f)-1, with respect to any representations, forms, documents or information, and any information contained in such representations, forms or documents, that the Shareholder provides, or has previously provided, to any broker or nominee through which it owns its Shares, to the extent such representations, forms, documents or information may be necessary to enable the Trust to comply with its withholding tax and backup withholding tax and information reporting obligations or to satisfy any other legal requirements with respect to the Shares. Furthermore, the parties hereto, and a Shareholder by its acceptance or acquisition of a beneficial interest in a Share, acknowledge and agree that any broker or nominee through which a Shareholder holds its Shares shall be a third-party beneficiary to this Trust Agreement for the purposes set forth in this Section 1.7.

(g) Bruno Melo Caratori (or his designee) is specifically authorized to act as the “Partnership Representative” for the Trust (at the Trust’s expense) and in any similar capacity under state, local or foreign law. In its capacity as the Partnership Representative, Bruno Melo Caratori (or his designee) shall exercise any and all authority of the “partnership representative” under the Code, including, without limitation, the authority to (i) make any available elections, including an election under section 6226 of the Code to pass any tax adjustment through to the persons who were Shareholders of the Trust in the year to which the adjustment relates, (ii) represent or otherwise act on behalf of the Trust in any examination of the Trust’s affairs by any taxing authority and any resulting administrative and judicial proceedings, including handling all audits and other administrative proceedings conducted by the IRS with respect to the Trust, extending the statute of limitations with respect to the Trust’s partnership tax returns, entering into a settlement with the IRS with respect to the Trust’s partnership items on behalf of those Shareholders having less than a 1% interest in the Trust and filing a petition or complaint with an appropriate U.S. federal court for review of a final partnership administrative adjustment, and (iii) bind the Trust and its Shareholders with respect to any applicable tax matters. The Partnership Representative may expend funds for professional services and costs associated therewith, which shall be borne by, or reimbursed by, the Trust. To the extent that the Trust incurs any liability for tax under section 6225 of the Code as the result of any “imputed underpayment,” (A) the amount of such tax liability, including any interest or penalties related thereto, shall be allocated by the Sponsor among the Shareholders in an equitable manner as determined by the Sponsor in its sole discretion and (B) the amount of such tax liability allocated to a Shareholder in accordance with (A) shall be treated as a withholding of tax subject to Section 1.7(e) of this Trust Agreement. Each Shareholder agrees to cooperate with the Partnership Representative and to do or refrain from doing any and all things reasonably requested by Bruno Melo Caratori in his capacity as the Partnership Representative. This obligation shall continue after such Shareholder transfers, redeems or liquidates any or all of its Shares in the Trust. Each Shareholder (or former Shareholder) agrees to indemnify the Trust for any taxes (and related interest, penalties, or other charges or expenses) payable by the Trust and attributable to such Shareholder’s (or former Shareholder’s) interest in the Trust, as reasonably determined by the Sponsor. No Shareholder shall have any claim against the Trust, the Trustee, the Sponsor, or the Partnership Representative for any form of damages or liability as a result of actions taken or remedies pursued by or on behalf of the Trust in connection with a tax audit of the Trust. The foregoing obligations shall survive the withdrawal of any Shareholder and the dissolution and liquidation of the Trust, or both.

(h) By its acceptance of a beneficial interest in a Share of the Trust, a Shareholder agrees to the designation of Bruno Melo Caratori (or his designee) as the Partnership Representative of the Trust. Each Shareholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. The Partnership Representative of the Trust shall be authorized to exercise all rights and responsibilities conferred upon the Partnership Representative under the Code and the applicable Treasury Regulations with respect to the Trust.

(i) The Sponsor shall maintain all books, records and supporting documents that are necessary to comply with any and all aspects of its duties under this Trust Agreement.

SECTION 1.8 Legal Title.

Legal title to all of the Trust Estate shall be vested in the Trust as a separate legal entity; provided, however, that if applicable law in any jurisdiction requires legal title to any portion of the Trust Estate to be vested otherwise, the Sponsor may cause legal title to such portion of the Trust Estate to be held by or in the name of the Sponsor or any other Person (other than a Shareholder or the Trustee unless, in the case of the Trustee, the Sponsor receives the Trustee’s prior written consent) as nominee.

SECTION 1.9 Assets of the Trust.

The Trust Estate shall irrevocably belong to the Trust for all purposes, subject only to the rights of creditors of the Trust and shall be so recorded upon the books of account of the Trust.

SECTION 1.10 Liabilities of the Trust.

The Trust Estate shall be charged with the liabilities of the Trust and with all expenses, costs, charges and reserves attributable to the Trust. The Sponsor shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

SECTION 1.11 General Prohibitions.

The Trust shall not:

(a) Receive any property other than Index Constituents upon the issuance of Common Shares, or such consideration that the Sponsor, in its discretion, determines is appropriate in connection with the issuance of the Sponsor Share;

(b) Hold any property other than Index Constituents, including staked Index Constituents, Net Staking Income or cash from the sale of Index Constituents or interests in any liquidating trust or other vehicle formed to hold pending distribution of such interests to the Shareholders;

(c) Redeem the Common Shares other than (i) to satisfy a Redemption Order from an Authorized Participant, (ii) as provided in Section 6.8 or (iii) upon the dissolution of the Trust; provided that the Sponsor Share shall not be redeemable;

(d) Borrow money from or loan money to any Shareholder (including the Sponsor) or any other Person;

(e) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance on or with respect to the Trust Estate, except liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

(f) Commingle the Trust Estate with the assets of any other Person;

(g) Permit rebates to be received by the Sponsor or any Affiliate of the Sponsor, or permit the Sponsor or any Affiliate of the Sponsor to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

(h) Enter into any contract with the Sponsor or an Affiliate of the Sponsor (A) that, except for selling agreements for the sale of Shares, has a term of more than one year and that does not provide that it may be canceled by the Trust without penalty on sixty (60) days prior written notice or (B) for the provision of services, except at rates and terms at least as favorable as those that may be obtained from third parties in arm’s length negotiations;

(i) Cause the Trust to elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes; or

(j) Take any action that would result in the Trust being treated other than a partnership for U.S. federal tax purposes.

ARTICLE II

SHARES; CAPITAL CONTRIBUTIONS

SECTION 2.1 General.

The Sponsor shall have the power and authority, without action or approval by the Shareholders, to cause the Trust to issue Shares from time to time as it deems necessary or desirable and in the interest of the Trust. The Shares shall consist of Common Shares and the Sponsor Share. The number of Common Shares authorized shall be unlimited, and the Common Shares so authorized may be represented in part by fractional Common Shares. From time to time, the Sponsor may cause the Trust to divide or combine the Common Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust Estate, or in any way affecting the rights, of the Common Shareholders, without action or approval by the Shareholders. The Trust shall issue Common Shares solely in exchange for contributions of Index Constituents (or for no consideration if pursuant to a Common Share distribution or split-up) in accordance with the procedures set forth herein and in any applicable Authorized Participant Agreement. The Trust is authorized to issue one Sponsor Share, which is hereby issued to the Sponsor in consideration for $1.00 contributed by the Sponsor to the Trust on the date hereof. The Sponsor Share shall not be divided or combined. All Shares when so issued shall be fully paid and non-assessable. Every Shareholder, by virtue of having purchased or otherwise acquired a Share, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

SECTION 2.2 Book-Entry-Only System.

Common Shares shall be held in book-entry form by the Transfer Agent. The Sponsor or its delegate shall direct the Transfer Agent to (i) credit or debit the number of Creation Baskets or Redemption Baskets to the account of the applicable Common Shareholder or Authorized Participant, as applicable and (ii) issue or cancel Creation Baskets or Redemption Baskets, as applicable, at the direction of the Sponsor or its delegate. The Sponsor Share shall not be held in book-entry form by the Transfer Agent and shall be recorded on the books and records of the Trust in the name of the Sponsor Shareholder.

SECTION 2.3 Capital Accounts.

(a) The Sponsor or Administrator shall establish on the books and records of the Trust for each Common Shareholder a separate account (a “Capital Account”), which shall be determined in accordance with the following provisions:

(i) A Common Shareholder’s Capital Account shall be increased by such Common Shareholder’s Capital Contributions to the Trust and by any income or gain (including income and gain exempt from tax) computed in accordance with Section 2.3(b) and allocated to such Common Shareholder pursuant to Section 2.4.

(ii) A Common Shareholder’s Capital Account shall be decreased by the amount of cash distributed to such Common Shareholder pursuant to any provision of this Trust Agreement and by any expenses, deductions or losses computed in accordance with Section 2.3(b) and allocated to such Common Shareholder pursuant to Section 2.4.

(b) A separate Capital Account shall be established and maintained for the Sponsor Shareholder with respect to the Sponsor Share. The Sponsor Shareholder’s Capital Account shall be increased by Net Staking Income and any other income or gain allocated to the Sponsor Shareholder pursuant to this Trust Agreement and decreased by distributions made to the Sponsor Shareholder and by any expense, loss or deduction allocated to the Sponsor Shareholder pursuant to this Trust Agreement.

(c) For purposes of computing the amount of any item of income, gain, deduction, expense or loss to be reflected in a Shareholder’s Capital Account, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes pursuant to Section 703(a) of the Code; provided, that:

(i) Items described in Section 705(a)(2)(B) of the Code shall be treated as items of deduction. All fees and other expenses incurred by the Trust to promote the sale of (or to sell) a Share that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of Capital Account maintenance, be treated as items described in Section 705(a)(2)(B) of the Code.

(ii) Except as otherwise provided in Treasury Regulations section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code.

(iii) In computing income, gain, deduction, expense or loss for Capital Account purposes, the amount of such item shall be determined taking into account the book value of the Trust’s property, as adjusted pursuant to Section 2.3(d).

(d) In the event any Shareholder’s Shares are transferred in accordance with the terms of this Trust Agreement, the transferee shall succeed to the Capital Account of such Shareholder to the extent such Capital Account relates to the transferred Shares.

(e) Consistent with the provisions of Treasury Regulations section 1.704-l(b)(2)(iv)(f), upon an issuance or redemption of Shares, in connection with the dissolution, liquidation or termination of the Trust, or otherwise as appropriate pursuant to generally accepted industry accounting practices, the Capital Accounts of all Shareholders of the Trust may, immediately prior to such issuance, redemption, dissolution, liquidation, termination, or otherwise, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to Trust property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of such property, immediately prior to such issuance, redemption, dissolution, liquidation, termination, or otherwise, and had been allocated to the Shareholders at such time pursuant to Section 2.4. Pursuant to Treasury Regulations section 1.704-l(b)(2)(iv)(g), appropriate adjustments shall be made to the book value of the Trust’s property with Unrealized Gain or Unrealized Loss. Proper adjustment shall be made to the amount of any Capital Account adjustment under this Section 2.3(d) to take into account any prior Capital Account adjustment under this Section 2.3.

The foregoing provisions and the other provisions of this Trust Agreement relating to the maintenance of Capital Accounts are intended to comply with section 1.704-1(b) of the Treasury regulations and shall be interpreted and applied in a manner consistent with such regulations. In the event the Sponsor shall determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto are computed in order to comply with such regulations, it may make such modification. The Sponsor also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Shareholders and the amount of capital reflected on the Trust’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations section 1.704-l(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Trust Agreement not to comply with Treasury Regulations section 1.704-1(b).

SECTION 2.4 Allocations for Capital Account Purposes.

(a) First, Net Staking Income shall be allocated for Capital Account purposes as follows: first, one hundred percent (100%) to the Sponsor Shareholder until the aggregate Net Staking Income allocated to the Sponsor Shareholder for the applicable period equals twenty-five (25) basis points of the NAV, determined by reference to the NAV attributable to the Common Shares (excluding, for the avoidance of doubt, any NAV attributable to the Sponsor Share), on an annualized basis in accordance with procedures established by the Sponsor; and thereafter, forty percent (40%) to the Sponsor Shareholder and sixty percent (60%) to the Common Shareholders, with the portion allocated to the Common Shareholders allocated among them in accordance with their respective Percentage Interests. The portion of Net Staking Income allocated to Common Shareholders shall be reflected in the NAV of the Common Shares. The portion of Net Staking Income allocated to the Sponsor Shareholder shall be reflected in the Capital Account and NAV attributable to the Sponsor Share until distributed to the Sponsor Shareholder. For the avoidance of doubt, the Net Staking Income allocated to the Sponsor Shareholder shall be denominated in, and fixed in an amount of, U.S. Dollars determined as of the time the corresponding staking rewards are earned.

(b) Next, for purposes of maintaining Capital Accounts and in determining the rights of the Common Shareholders among themselves, except as otherwise provided in this Section 2.4, each item of income, gain, loss, expense and deduction (computed in accordance with Section 2.3(b)) other than Net Staking Income shall be allocated to the Common Shareholders in accordance with their respective Percentage Interests.

(c) Pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(g), items of depreciation, depletion, amortization and gain or loss attributable to Adjusted Property that has a Book-Tax Disparity shall be allocated among the Shareholders in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(g)(3).

(d) If any Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations section 1.704-1(b)(2)(ii)(d), items of the Trust’s income and gain shall be specially allocated to such Shareholder in an amount and manner sufficient to eliminate a deficit balance in its Capital Account (after decreasing such Shareholder’s Capital Account balance by the items described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This Section 2.4(d) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulations section 1.704-1(b)(2)(ii)(d).

SECTION 2.5 Allocations of Profits and Losses for Tax Purposes.

(a) For U.S. federal income tax purposes, except as otherwise provided in this Section 2.5, each item of income, gain, loss, deduction and credit of the Trust shall be allocated among the Shareholders in accordance with their respective Percentage Interests. For the avoidance of doubt, Net Staking Income shall be allocated for U.S. federal income tax purposes in the same manner as provided in Section 2.4(b) for Capital Account purposes.

(b) In an attempt to eliminate Book-Tax Disparities attributable to Adjusted Property, items of income, gain, or loss shall be allocated for U.S. federal income tax purposes among the Shareholders under the principles of the remedial method of Treasury Regulations section 1.704-3(d).

(c) If any Shareholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Shareholder in an amount and manner consistent with the allocations of income and gain pursuant to Section 2.4(c).

SECTION 2.6 Tax Conventions

(a) For purposes of Sections 2.3, 2.4, and 2.5, the Sponsor or Administrator shall cause the Trust to adopt such conventions as may be necessary, appropriate or advisable in the Sponsor’s reasonable discretion in order to comply with applicable law, including Section 706 of the Code and the Treasury Regulations or rulings promulgated thereunder. The Sponsor may revise, alter or otherwise modify such conventions in accordance with the standard established in the previous sentence.

(b) Unless the Sponsor determines that another convention is necessary or appropriate in the Sponsor’s reasonable discretion in order to comply with applicable law, the Trust shall use the monthly convention described in this Section 2.6(b).

(i) All issuances, redemptions and transfers of Shares or beneficial interests therein shall be deemed to take place at a price (the “single monthly price”) equal to the value of such Share or beneficial interest therein at the end of the Business Day during the month in which the issuance, redemption or transfer takes place on which the value of a Share is lowest. Accordingly, in determining Unrealized Gain or Unrealized Loss and in making the adjustments provided for by Section 2.3(d), the fair market value of all Trust property immediately prior to the issuance, redemption or transfer of Shares shall be deemed to be equal to the lowest value of such property (as determined under Section 8.4) during the month in which such Shares are issued or redeemed. In the event that the Trust makes an election under Section 754 of the Code, adjustments to be made under Sections 734(b) and 743(b) of the Code will be made using the same monthly convention, including by reference to the single monthly price.

(ii) All property contributed to the Trust shall be deemed to have a value equal to the value of such property (determined under principles similar to those described in Section 8.4) on the date of such contribution. All purchases and sales of property, however, shall be treated as taking place at a price equal to the purchase or sale price of the property, respectively.

(iii) In general, each item of the Trust’s income, gain, expense, loss, deduction and credit shall, for U.S. federal income tax purposes, be determined for each calendar month during a taxable period based on an interim closing of the books and shall be allocated solely among the Shareholders recognized as shareholders of the Trust as of the close of business on the last trading day of the preceding calendar month. For this purpose, any transfer of a Share during a calendar month shall be treated as being effective immediately prior to the close of business on the last trading day of a calendar month. Notwithstanding the foregoing, unless the Sponsor determines that another method is necessary or appropriate in the Sponsor’s reasonable discretion, gain or loss on a sale or other disposition of all or a substantial portion of the assets of the Trust (or, in the Sponsor’s sole discretion, other sales or dispositions of assets if appropriate to more accurately allocate such gain and loss to Shareholders in a manner that corresponds to their economic gain and loss) shall be allocated to the Shareholders of the Trust who own Shares as of the close of the day in which such gain or loss is recognized for federal income tax purposes.

(c) The allocations pursuant to Section 2.6(b) are intended to comply with Treasury Regulations section 1.706-4 and to take into account a Shareholder’s or Shareholders’ varying interests during the taxable year of any issuance, redemption or transfer of Shares or beneficial interests therein. Any person who is the transferee of Shares shall be deemed to consent to the methods of determination and allocation set forth in Sections 2.5 and 2.6 as a condition of receiving such Shares.

SECTION 2.7 No Interest on Capital Account.

No Shareholder shall be entitled to interest on its capital account.

SECTION 2.8 Distributions.

(a) The Sponsor may, in its absolute discretion, cause the Trust to make distributions to the Shareholders from the Trust Estate at any time. Distributions with respect to the Sponsor Share shall be made solely as provided in this Section 2.8 and Section 2.11.

(b) All distributions on Common Shares shall be made pro rata to the Common Shareholders in proportion to their respective Percentage Interests at the date and time of record established for such distribution. Net Staking Income allocated to Common Shareholders shall be incorporated into the NAV of the Common Shares. Net Staking Income allocated to the Sponsor Shareholder shall be distributed to the Sponsor Shareholder monthly.

(c) Distributions may be made in-kind or in cash, as determined in the sole discretion of the Sponsor.

SECTION 2.9 Voting Rights.

Common Shareholders shall only have such rights as set forth in Article VII hereof. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Common Shareholders, each Common Shareholder shall be entitled to a proportionate vote based upon its Percentage Interest at such time. Except as set forth in Section 10.1 of this Agreement, the Sponsor Shareholder shall have no voting or consent rights.

SECTION 2.10 Equality.

All Common Shares shall represent an equal proportionate beneficial interest in the Trust Estate subject to the liabilities of the Trust, and each Common Share’s interest in the Trust Estate shall be equal to each other Common Share. Notwithstanding anything to the contrary herein, the Sponsor Share shall not be equal to the Common Shares.

SECTION 2.11 Sponsor Share

(a) The Trust hereby establishes a separate class of beneficial interest in the Trust designated as the “Sponsor Share”. The Trust authorizes one (1) Sponsor Share, which shall be issued to and held at all times by the Sponsor or an Affiliate designated by the Sponsor; provided that, if a successor Sponsor is appointed, the Sponsor Share shall be automatically transferred to such successor Sponsor or, if designated by such Sponsor, its Affiliate. At any given time, the Sponsor Share shall be held exclusively by the Sponsor or its Affiliates. The Sponsor Share shall not be transferable without the prior written consent of Sponsor; provided, however, that no such consent shall be required for any transfer of the Sponsor Share to an Affiliate of the Sponsor, or a successor Sponsor or Affiliate thereof. Any purported transfer of the Sponsor Share in violation of this Section 2.11 shall be deemed void ab initio and not be binding or recognized by the Trust (regardless of whether the Sponsor shall have knowledge of such act or transaction).

(b) The Sponsor Share shall not be listed on any securities exchange and shall not be available for purchase by any Person other than the Sponsor, an Affiliate of the Sponsor, or a successor Sponsor or Affiliate thereof.

(c) The Sponsor Shareholder shall have only the economic rights expressly provided herein, including the right to receive allocations and distributions of Net Staking Income.

(d) The Sponsor Shareholder shall have no voting or consent rights except as set forth in Section 10.1.

(e) The Sponsor Share shall not be issued or redeemed through the Creation Basket or Redemption Basket process.

(f) The Sponsor Share shall not be eligible for transfer through the Transfer Agent or any book-entry system applicable to Common Shares.

(g) The NAV of the Sponsor Share shall equal, at any time, the cumulative amount of Net Staking Income allocated to the Sponsor Share that has accrued but not yet been distributed pursuant to Section 2.8, net of any tax withholdings or similar charges. The Sponsor Share’s NAV is expected to be the total amount of Net Staking Income allocated but not paid to the Sponsor.

(h) The Sponsor Share shall not be subject to the Sponsor Fee under Section 6.7(a) or any other management fee.

(i) Except as expressly provided herein, the creation and issuance of the Sponsor Share shall not alter the rights, preferences, privileges or obligations of the Common Shares.

ARTICLE III

Creations and REDEMPTIONS of Common shares

SECTION 3.1 Procedures for Creation and Issuance of Creation Baskets.

(a) General. Common Shares may be created and issued directly by the Trust through Creation Orders (as described below) delivered by Authorized Participants.

(b) Creation and Issuance Through Authorized Participants. The following procedures, as supplemented by the more detailed procedures specified in the Exhibits, annexes, attachments and procedures, as applicable, to each Authorized Participant Agreement (the “PA Procedures”), which may be amended from time to time in accordance with the provisions of the relevant Authorized Participant Agreement (provided that any such amendment shall not constitute an amendment of this Trust Agreement), shall govern the Trust with respect to the creation and issuance of Creation Baskets. Subject to the limitations upon, and requirements for, issuance of Creation Baskets stated herein and in the PA Procedures, the number of Creation Baskets that may be issued by the Trust is unlimited.

(i) On any Business Day, an Authorized Participant may place an order for one or more Creation Baskets (each, a “Creation Order”) in the manner provided in the PA Procedures. For a creation of Baskets, the Authorized Participant will be required to submit the purchase order by 3:00 p.m. ET, or the close of regular trading on the Exchange, whichever is earlier (the “Creation Early Order Cutoff Time”). The Creation Early Order Cutoff Time may be modified by the Sponsor in its sole discretion. The Authorized Participant must submit a purchase order indicating the number of Baskets it intends to acquire and whether the creation will be for cash or in-kind. The Sponsor will acknowledge the purchase order and the date of acknowledgement will determine (i) for a cash creation, the estimated cash amount (the “Basket Cash Component”) the Authorized Participant needs to deposit and the quantity of each Index Constituent in a Basket (the “Basket Crypto Portfolio”) the Trust needs to purchase from the Crypto Trading Counterparty and (ii) for an in-kind creation, the Basket Crypto Portfolio that the Authorized Participant has to deliver to the Trust. The final cash amounts will be determined after the Trust’s net asset value is struck and the Trust’s crypto transactions have settled. However, orders received after the Creation Early Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day.

(ii) The Sponsor or its delegate shall process Creation Orders only from Authorized Participants with respect to which an Authorized Participant Agreement is in full force and effect. The Sponsor or its delegate shall maintain and make available to any Common Shareholder at the Trust’s principal offices during normal business hours a current list of the Authorized Participants with respect to which an Authorized Participant Agreement is in full force and effect.

(iii) The Trust shall create and issue Creation Baskets in exchange for deposits with the applicable Crypto Custodian on the applicable Creation Settlement Date of the applicable Aggregate Basket Deposit, the delivery of which may be facilitated by the Crypto Trading Counterparty as part of a transaction with the relevant Authorized Participant.

(iv) The Sponsor or its delegate has final determination of all questions as to the calculation of the Aggregate Basket Deposit at any time.

(v) Deposits other than cash received from an Authorized Participant and Index Constituents from the Crypto Trading Counterparty shall be rejected.

(vi) To effectuate a cash creation order, the Authorized Participant must deliver the Basket Cash Component to the Cash Custodian or Prime Execution Agent in exchange for each Basket that will be transmitted to the Authorized Participant, via electronic mail message or other electronic communication, no later than 8:00 p.m. ET on the date such purchase order is received, or deemed received. Prior to the acceptance as specified above, a cash purchase order will only represent the Authorized Participant’s unilateral offer to deposit cash in exchange for Baskets and will have no binding effect upon the Trust, the Trustee, the Trust Administrator, the Crypto Custodian or any other party. On the date of the Creation Early Order Cutoff Time, the Sponsor will choose, in its sole discretion, which Crypto Trading Counterparty to buy the Index Constituents in exchange for the cash proceeds from such purchase order. For settlement of a cash creation, the Trust delivers Common Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. Meanwhile, the Crypto Trading Counterparty delivers the required crypto assets in exchange for cash. In the event the Trust has not been able to successfully execute and complete settlement of a crypto asset transaction by the settlement date of the purchase order, the Authorized Participant will be given the option to (1) cancel the purchase order, or (2) accept that the Trust will continue to attempt to complete the execution, which will delay the settlement date of the purchase order. With respect to a purchase order, as between the Trust and the Authorized Participant, the Authorized Participant is responsible for the dollar cost of the difference between the Index Constituent price utilized in calculating NAV on trade date and the price at which the Trust acquires the Index Constituent to the extent the price realized in buying the Index Constituent is higher than the price utilized in the NAV. To the extent the price realized in buying the crypto asset is lower than the price utilized in the NAV, the Authorized Participant shall keep the dollar impact of any such difference.

(vii) To effectuate an in-kind creation order, the Authorized Participant must deliver the Basket Crypto Portfolio to the Crypto Custodian in exchange for each Basket that will be transmitted to the Authorized Participant, via electronic mail message or other electronic communication, no later than 8:00 p.m. ET on the date such purchase order is received, or deemed received. Prior to the acceptance as specified above, an in-kind purchase order will only represent the Authorized Participant’s unilateral offer to deposit crypto assets in exchange for Baskets and will have no binding effect upon the Trust, the Trustee, the Trust Administrator, the Crypto Custodian or any other party. For settlement of in-kind creations, the Trust delivers Common Shares to the Authorized Participant in exchange for corresponding crypto assets received from the Authorized Participant. If the Authorized Participant, or its designated agent or client, has not deposited the Basket Crypto Portfolio to the Trust by the applicable time on the settlement date of the in-kind creation order, the Authorized Participant will be given the option to (1) cancel the in-kind creation order, (2) delay settlement of the order to enable delivery of the Basket Crypto Portfolio at a later date, or (3) accept that the Trust will execute the crypto assets transaction required for the creation and the Authorized Participant will deliver the U.S. dollars required for this purchase.

(viii) Determination of the Basket Deposit. For each Creation Order thereafter, the total deposit amount required to create each Basket (“Basket Deposit”) is the amount of Index Constituents or cash equivalent to the quantity of the Index Constituents constituting the Basket Crypto Portfolio that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the date the order to purchase is properly received, as the number of Common Shares to be created under the purchase order is in proportion to the total number of Common Shares outstanding on the date the order is received, plus a cash buffer set by the Sponsor. The Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Trust Administrator adjusts the quantity of the Index Constituents or cash constituting the Basket Deposit as appropriate to reflect sales of crypto assets, any loss of crypto assets that may occur, and accrued expenses. The computation is made by the Sponsor (or its delegate) as promptly as practicable after 4:00 p.m. ET.

(c) All questions as to the calculation of the Basket Deposit will be conclusively determined by the Sponsor and will be final and binding on all persons interested in the Trust. The Basket Deposit multiplied by the number of Baskets being created for any Creation Order is the “Aggregate Basket Deposit.”

(d) Rejection.

The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

(i) the purchase order or Basket Deposit is not in proper form;

(ii) it would not be in the best interest of the Common Shareholders of the Trust;

(iii) the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences to the Trust or its Common Shareholders;

(iv) the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

(v) circumstances outside the control of the Trust, the Sponsor, the Marketing Agent or the Crypto Custodian make it, for all practical purposes, not feasible to process Creations Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Sponsor, the Transfer Agent or the Crypto Custodian will be liable for the rejection of any purchase order or Basket Deposit.

(e) Conflict. In the event of any conflict between the procedures described in this Section 3.1 and the PA Procedures, the PA Procedures shall control.

SECTION 3.2 Alternate Procedures.

(a) Alternate Procedures. Notwithstanding any of the foregoing, the Crypto Custodian may accept delivery of Index Constituents by such other means as the Sponsor, from time to time, may determine to be acceptable for the Trust. The Sponsor or its delegates from time to time may, but shall have no obligation to, establish procedures with respect to subscription of Common Shares in lot sizes smaller than the Creation Basket and permitting the creation distribution to be delivered in a manner other than that specified in Section 3.1.

(b) Alternate Procedures If Successor Custodian Is Appointed. In addition, if a successor or alternative to the Crypto Custodian shall be employed, the Trust and the Sponsor shall establish procedures acceptable to such successor with respect to the matters addressed in this Article III.

SECTION 3.3 Redemption of Redemption Baskets.

(a) General. Common Shares may be redeemed by the Trust only through Redemption Orders (as described below) delivered by Authorized Participants.

The following procedures, as supplemented by the PA Procedures, which may be amended from time to time in accordance with the provisions of the Authorized Participant Agreement (provided that any such amendment shall not constitute an amendment of this Trust Agreement), shall govern the Trust with respect to Redemption Orders.

(i) On any Business Day, an Authorized Participant may place an order to redeem Redemption Baskets (each, a “Redemption Order”) in the manner provided in the PA Procedures. For a redemption of Baskets, the Authorized Participant will be required to submit a redemption order by an early order cutoff time (the “Redemption Early Order Cutoff Time”). The Redemption Early Order Cutoff Time is 3:00 p.m. ET on the Business Day prior to trade date. On the date of the Redemption Order Early Cutoff, the Sponsor and/or the Trust instructs the Crypto Custodian to prepare to move the associated crypto assets from the Trust’s Vault Balance with the Crypto Custodian to the Trust’s Trading Balance. For settlement of a cash redemption, the Authorized Participant delivers the necessary Common Shares to the Trust, a Crypto Trading Counterparty delivers the cash to the Trust associated with the Trust’s sale of Index Constituents, the Trust delivers crypto assets to the Crypto Trading Counterparty’s account and the Trust delivers cash to the Authorized Participant.

(ii) The Sponsor or its delegates shall process Redemption Orders only from Authorized Participants with respect to which an Authorized Participant Agreement is in full force and effect.

(iii) The Trust shall redeem Redemption Baskets only in exchange for deposit with the Transfer Agent on the Redemption Settlement Date Common Shares equal to the total number of Baskets indicated in the Redemption Order.

(iv) Upon the surrender of such Common Shares and the payment of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees) by the redeeming Authorized Participant, and the delivery of either the corresponding Index Constituents for in-kind redemptions or the completion of the sale of Index Constituents for cash redemptions by the Trust, the Trustee will instruct the delivery of cash or Index Constituents to the Authorized Participant. For cash redemptions, the Authorized Participant is responsible for the dollar cost of the difference between the value of the Index Constituent calculated by the Trust Administrator for the applicable NAV per Share of the Trust and the price at which the Trust sells such crypto asset to raise the cash needed for the cash redemption order to the extent the price realized in selling the asset is lower than the crypto asset price utilized in the NAV. To the extent the price realized in selling the Index Constituent is higher than the price utilized in the NAV, the Authorized Participant shall keep the dollar impact of any such difference. For in-kind redemptions, no such cash adjustment applies.

(v) The Sponsor or its delegate has final determination of all questions as to the determination of the Aggregate Basket Deposit at any time.

(vi) The Aggregate Basket Deposit shall only be delivered to the Trust’s account at the Cash Custodian or at the Crypto Custodian.

(vii) The Aggregate Basket Deposit shall be subject to the deduction of any applicable tax or other governmental charges that may be due.

(b) Rejection.

(i) The Sponsor or its delegate shall reject a Redemption Order if (1) the Redemption Order is not in proper form; (2) the fulfillment of the Redemption Order, in the opinion of its counsel, might be unlawful; (3) the acceptance of the Redemption Order would have adverse tax consequences to the Trust or its Common Shareholders; or (4) it would not be in the best interest of the Common Shareholders of the Trust.

(ii) The redemption of Baskets may be suspended generally, or refused with respect to a particular Redemption Order, during any period when the transfer books of the Transfer Agent are closed, if circumstances outside the control of the Sponsor or its delegate make it for all practicable purposes not feasible to process Redemption Orders, or, during a period when the Sponsor determines, in its sole discretion, that conditions exist as a result of which delivery, disposal, unstaking or deactivation, or the evaluation of Eligible Staking Assets (or sufficient amounts of the Eligible Staking Assets to satisfy redemption orders), is not reasonably practicable, including, without limitation, as permitted by the Trust’s liquidity policy. None of the Sponsor, its delegates or the Crypto Custodian shall be liable for the suspension, delayed settlement or rejection of any Redemption Order.

(c) Conflict. In the event of any conflict between the procedures described in this Section 3.3 and the PA Procedures, the PA Procedures shall control.

SECTION 3.4 Other Redemption Procedures.

The Sponsor or its delegates from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Common Shares in lot sizes smaller than a Redemption Basket and permitting the redemption distribution to be delivered in a manner other than that specified herein.

ARTICLE IV

TRANSFERS OF SHARES

SECTION 4.1 Transfer of Common Shares

Any transfer of Common Shares must comply with the provisions of this Article IV. Any act or transaction that does not comply with this Article IV shall be deemed void ab initio and not be binding or recognized by the Trust (regardless of whether the Sponsor shall have knowledge of such act or transaction) unless approved in writing by the Sponsor in its sole discretion.

Subject to the provisions of this Article IV, Common Shares shall be transferable on the books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Sponsor or the Trust’s Transfer Agent or similar agent of a duly executed instrument of transfer, together with a Common Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Sponsor. Upon such delivery, and subject to any further requirements specified by the Sponsor, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Common Shareholder of record of Common Shares shall be deemed to be the Common Shareholder with respect to such Common Shares for all purposes hereunder and neither the Sponsor nor the Trust, nor the Transfer Agent or any similar agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Common Shareholders and as to the number of Common Shares held from time to time by each.

SECTION 4.2 Transfer of the Sponsor Share

The Sponsor Share shall be transferable only in accordance with Section 2.11. Any purported transfer of the Sponsor Share in violation of Section 2.11 shall be deemed void ab initio and not be binding or recognized by the Trust (regardless of whether the Sponsor shall have knowledge of such act or transaction).

ARTICLE V

THE TRUSTEE

SECTION 5.1 Term; Resignation; Removal; Successor Trustee.

(a) CSC Delaware Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one Trustee unless otherwise determined by the Sponsor. The Trustee shall serve until such time as the Trust is terminated or if the Sponsor removes the Trustee or the Trustee resigns. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware and shall at all times satisfy the requirements of Section 3807(a) of the Delaware Trust Statute and be authorized to exercise corporate trust powers under the laws of Delaware, having a combined capital, surplus and undivided profits of at least $50,000,000 and subject to supervision or examination by federal or state authorities. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Article V the combined capital, surplus and undivided profits of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible to serve as trustee of the Trust in accordance with the provisions of this Section 5.1, the Trustee shall resign promptly in the manner and with the effect specified in this Article V. The Trustee may have normal banking and trust relationships with the Sponsor and their respective affiliates; provided that none of (i) the Sponsor, (ii) any Person involved in the organization or operation of the Sponsor or the Trust or (iii) any affiliate of any of them may be the Trustee hereunder. The Trust shall have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Trustee shall have none of the duties or liabilities of the Sponsor and shall have no obligation to supervise or monitor the Sponsor or otherwise manage the Trust and no such duties shall be implied. To the extent, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Sponsor, it is hereby understood and agreed by the parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Trustee expressly set forth in this Trust Agreement.

(b) The Trustee is permitted to resign upon at least thirty (30) days’ written notice to the Sponsor upon which date such resignation shall be effective. If no successor Delaware Trustee shall have accepted such appointment within forty five (45) days after the giving of such notice of resignation, the Delaware Trustee at the expense of the Trust may petition any court of competent jurisdiction for the appointment of a successor Delaware Trustee.

(c) If at any time the Trustee shall cease to be eligible to serve as trustee of the Trust in accordance with the provisions of this Trust Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Sponsor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and the successor trustee. The Sponsor may at any time, upon thirty (30) days’ prior notice to the Trustee, remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by the Sponsor or its attorney-in-fact duly authorized, one complete set of which instruments shall be delivered to the Trustee so removed and one complete set to the successor so appointed.

(d) Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein.

(e) If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

SECTION 5.2 Powers.

Except to the extent expressly set forth in Section 1.3 and this Article V, the duty and authority to manage the affairs of the Trust is vested in the Sponsor, which duty and authority the Sponsor may further delegate as provided herein pursuant to Section 3806(b)(7) of the Delaware Trust Statute. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, and (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Trust Statute, and (iii) any other duties specifically allocated to the Trustee in this Trust Agreement. The Trustee shall provide prompt notice to the Sponsor of its performance of any of the foregoing. The Sponsor shall reasonably keep the Trustee informed of any actions taken by the Sponsor with respect to the Trust that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

SECTION 5.3 Compensation and Expenses of the Trustee.

The Trustee shall be entitled to receive from the Trust reasonable compensation for its services hereunder as set forth in a separate fee agreement with the Sponsor and shall be entitled to be reimbursed by the Trust for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel, any experts and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder (together, the “Trust Expenses”). The Trustee may consult with counsel (who may be counsel for the Sponsor or for the Trustee). The reasonable legal fees incurred in connection with such consultation shall be reimbursed to the Trustee pursuant to this Section, provided that no such fees shall be payable to the extent that they are incurred as a result of the Trustee’s gross negligence, bad faith or willful misconduct. The Trustee may earn compensation in the form of short-term interest (“float”) on items like uncashed distribution checks (from the date issued until the date cashed), funds that the Trustee is directed not to invest, deposits awaiting investment direction or received too late to be invested overnight in previously directed investments.

SECTION 5.4 Indemnification.

(a) The Trust hereby agrees to be primary obligor and shall indemnify, defend and hold harmless the Trustee (including in its individual capacity) and any of the officers, affiliate, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities (including liabilities under any state or federal securities laws), claims, actions, suits, costs, expenses, disbursements (including for each Indemnified Person the reasonable fees and expenses of counsel and fees and expenses (including legal fees and expenses) incurred in connection with enforcement of its indemnification rights hereunder), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are adjudicated by a court of competent jurisdiction to be a direct result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within sixty (60) days of a request for payment owed hereunder, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor hereunder; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are adjudicated by a court of competent jurisdiction to be a direct result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. To the fullest extent permitted by law, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Sponsor prior to the final disposition of any matter upon receipt by the Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined by a court of competent jurisdiction that the Indemnified Person is not entitled to be indemnified under this Trust Agreement.

(b) As security for any amounts owing to the Trustee hereunder, the Trustee shall have a lien against the Trust property, which lien shall be prior to the rights of the Sponsor, or any other Shareholder. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons under this Section 5 shall survive the termination of this Trust Agreement and resignation or removal of the Trustee.

(c) The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.

SECTION 5.5 Successor Trustee. Upon the resignation or removal of the Trustee, the Sponsor shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Delaware Trust Statute. The successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement. Any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, to the fullest extent permitted by law without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 5.6 Liability of Trustee. Except as otherwise provided in this Article V, in accepting the trust created hereby, CSC Delaware Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against CSC Delaware Trust Company by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof.

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a) the Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b) no provision of the Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c) under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d) the Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e) the Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, enforceability, collectability, location, existence, value or validity of the Trust Estate;

(f) the Trustee has not prepared or verified, and shall not be responsible or liable for, any information, disclosure or other statement in the Trust’s offering documents or in any other document issued or delivered in connection with the sale or transfer of the Shares;

(g) the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Sponsor or the Liquidating Trustee;

(h) the Trustee shall have no duty or obligation to supervise the performance of any obligations of the Trust, the Sponsor, the Crypto Custodian or their respective delegates, any Authorized Participant or any other Person;

(i) no provision of this Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder;

(j) the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(k) in the exercise or administration of the Trust hereunder, the Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(l) except as will be expressly provided in the Trust Agreement, the Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof;

(m) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Sponsor unless the Sponsor has advanced any necessary costs and offered to CSC Delaware Trust Company (in its capacity as Trustee and individually) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by CSC Delaware Trust Company (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;

(n) notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of, or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge becoming payable by the Trustee under the laws of any jurisdiction or any political subdivision thereof other than the State of Delaware or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware;

(o) to the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or any other Person, the Trustee, acting under this Trust Agreement, shall not be liable to the Trust, the Shareholders or any other Person for its good faith reliance on the provisions of this Trust Agreement, and the provisions of this Trust Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustee;

(p) whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Trust Agreement or any other document to which the Trust is a party or is unsure as to how to proceed, the Trustee may request and rely on written direction from the Sponsor;

(q) the Trustee shall not be required to take any action hereunder if the Trustee shall have reasonably determined or been advised by counsel that such action is likely to result in liability on the part of the Trustee or is contrary to the terms hereof or of any document to which the Trust is a party or is otherwise contrary to law;

(r) the permissive right of the Trustee to perform any discretionary act or exercise any privilege enumerated shall not be construed as a duty;

(s) prior to taking or refraining from taking any action upon direction or request, the Trustee shall be entitled to request, receive, rely upon and act in accordance with, officer’s certificates or opinions of counsel provided at the expense of the party requesting the Trustee to take such action or inaction;

(t) the Trustee shall have no (i) duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the trust estate, or (ii) responsibility for the preparation, correctness, accuracy, existence, or filing of any financing or continuation statement in any public office at any time or the validity, existence, perfection or maintenance of the perfection of any security interest or lien granted to the Trust, nor shall the Trustee have any responsibility to monitor the performance of any assets, or to prepare or file any tax, qualification to do business, license, commission or other securities law filing, or other regulatory filing or report for the Trust;

(u) the Trustee shall not be obligated to give any bond or other security for the performance of its duties hereunder; and

(v) the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

SECTION 5.7 Reliance; Advice of Counsel.

(a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting or not acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to any such document; provided, however, that the Trustee shall have examined any certificates and opinions so as to reasonably determine compliance of such certificates and opinions with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that such resolution is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed in this Trust Agreement, the Trustee may for all purposes hereof rely on a certificate, signed by the president, any vice president, the treasurer or any other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Trust (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

SECTION 5.8 Payments to the Trustee.

Any amounts paid to the Trustee pursuant to this Article V shall be deemed not to be a part of the Trust Estate immediately after such payment. Any amounts owing to the Trustee under this Trust Agreement shall constitute a claim against the Trust Estate.

ARTICLE VI

THE SPONSOR

SECTION 6.1 Management of the Trust.

Pursuant to Section 3806(b)(1) of the Delaware Trust Statute, the Trust shall be managed by the Sponsor in accordance with this Trust Agreement. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Sponsor may delegate, as provided herein, the duty and authority to manage the Trust. Any determination as to what is in the interests of the Trust made by the Sponsor in good faith shall be conclusive and binding on all Shareholders and all other persons or entities having an interest in the Trust. In construing the provisions of this Trust Agreement, the presumption shall be in favor of a grant of power to the Sponsor. The enumeration of any specific power in this Trust Agreement shall not be construed as limiting the aforesaid power.

SECTION 6.2 Authority of Sponsor.

In addition to, and not in limitation of, any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Sponsor shall have, and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes of the Trust, which powers and rights shall include, without limitation, the following:

(a) To enter into, execute, accept, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments incidental to the Trust’s purposes, including, but not limited to, contracts with third parties to provide various services, it being understood that any document or instrument so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor; provided, however, that such services may be performed by an Affiliate or Affiliates of the Sponsor so long as the Sponsor has made a good faith determination that: (A) the Affiliate that it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed by the Affiliate); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon one hundred twenty (120) days’ prior written notice by the Trust;

(b) To cause legal title to any Trust property to be held by or in the name of the Sponsor, or to have any contract entered into in the name of the Sponsor, on such terms as the Sponsor may determine, with the same effect as if such property were held in the name of the Trust or such contract were entered into in the name of the Trust.

(c) To establish, maintain, deposit into, and sign checks and/or otherwise draw upon, accounts on behalf of the Trust with appropriate banking and savings institutions;

(d) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(e) To supervise the preparation of any offering materials for the Trust (including but not limited to offering memoranda and prospectuses) and supplements and amendments thereto;

(f) To pay or authorize the payment of distributions to the Shareholders and expenses of the Trust;

(g) To prepare, or cause to be prepared, and file, or cause to be filed, an application to enable the Common Shares to be traded on any listing exchange or over-the-counter quotation or listing platform as determined by the Sponsor in its sole discretion and to take any other action and execute and deliver any certificates or documents that may be necessary to effectuate such listing;

(h) To appoint one or more custodians or other security vendors as the Sponsor deems necessary in its sole discretion, including itself or any Affiliate, to provide for custodian, security services or to determine not to appoint any custodian or other security vendors, and to otherwise take any action with respect to the Crypto Custodian or any custodians or other security vendors to safeguard the Trust Estate;

(i) To cause the Trust to engage in Staking Activities with respect to up to one hundred percent (100%) of Eligible Staking Assets, subject to the Trust’s investment objective, liquidity policies and applicable law;

(j) In the sole and absolute discretion of the Sponsor, to admit an Affiliate or Affiliates of the Sponsor as additional Sponsors;

(k) To delegate those of its duties hereunder as it shall determine from time to time to one or more service providers, and add any additional service providers, including but not limited to any sub-adviser, administrator, transfer agent, custodian(s), index provider, calculation agent, Authorized Participants, marketing agent(s), insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s) if needed and as applicable;

(l) To perform such other services as the Sponsor believes that the Trust may from time to time require;

(m) In its sole discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency, and Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Trust as a partnership for U.S. federal income tax purposes or otherwise be prohibited by this Trust Agreement, it being understood that the actions which the Sponsor may, in its sole discretion, determine the Trust shall take include:

(i) arranging for the sale of Incidental Rights and/or IR Virtual Currency and distributing the cash proceeds (net of expenses and any applicable withholding taxes) to the Depository Trust Company (“DTC”) to be distributed to Shareholders,

(ii) distributing Incidental Rights and/or IR Virtual Currency in-kind to DTC,

(iii) using Incidental Rights and/or IR Virtual Currency to pay the Sponsor Fee and/or Additional Trust Expenses not assumed by the Sponsor, or

(iv) electing not to acquire, claim, or obtain, and permanently and irrevocably abandoning, Incidental Rights or IR Virtual Currency for no consideration.

(v) Without limiting the generality of the foregoing, in the event of a hard fork of any crypto asset network, the Sponsor may, in reasonable good faith, determine which peer-to-peer network, among a group of incompatible forks of the applicable crypto asset network, is generally accepted as the applicable crypto asset network and should therefore be considered the appropriate network for the Trust’s purposes;

(n) In general, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any objective or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to, or growing out of or connected with, the aforesaid purposes, objects or powers.

In addition, and without limiting the foregoing, the Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable.

The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters.

SECTION 6.3 Obligations of the Sponsor.

Any fiduciary duties that would otherwise be imposed on the Sponsor under the Delaware Trust Statute, at law or in equity are hereby eliminated and replaced entirely by the terms of this Trust Agreement. The Sponsor shall:

(a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to carry out the purposes of the Trust, as set forth in Section 1.5, for the benefit of the Shareholders;

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c) Retain independent public accountants to audit the accounts of the Trust;

(d) Employ attorneys to represent the Trust;

(e) select the Trust’s Trustee, administrator, transfer agent, custodian(s), index provider, calculation agent, marketing agent(s), insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

(f) develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Trust;

(g) maintain the Trust’s website;

(h) enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

(i) receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

(j) in connection with purchase orders, receive directly or through its delegates the amount of Index Constituents in a Basket;

(k) in connection with purchase orders, after accepting a purchase order and receiving the corresponding amount of Index Constituents, either directly or through its delegates, direct the Trust’s Transfer Agent to credit the Baskets to fill the Authorized Participant’s purchase order;

(l) receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted redemption orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

(m) in connection with redemption orders, after receiving a redemption order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed, directly or through its delegates transfer to the redeeming Authorized Participant the quantity of cash or Index Constituents attributable to the Common Shares redeemed;

(n) assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

(o) use its best efforts to maintain the status of the Trust as a partnership for U.S. federal income tax purposes, including making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration. The expense of accountants employed to prepare such tax returns and tax reports will be an expense of the Trust;

(p) perform such other services as the Sponsor believes the Trust may from time to time require; and

(q) in general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing clauses of Section 6.2 and this Section 6.3 shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Sponsor. Any action by the Sponsor hereunder shall be deemed an action on behalf of the Trust, and not an action in an individual capacity.

SECTION 6.4 Liability of Covered Persons.

A Covered Person shall have no liability to the Trust, any Shareholder or any other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute fraud, gross negligence, bad faith or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or misconduct of any delegatee selected by the Sponsor with reasonable care.

The Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or the Prospectus.

SECTION 6.5 Fiduciary Duty.

(a) To the extent that, at law or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or any other Person, (i) all fiduciary duties are hereby eliminated and replaced entirely by the terms of this Trust Agreement and (ii) the Sponsor acting under this Trust Agreement shall not be liable to the Trust, the Shareholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they otherwise restrict or eliminate the duties and liabilities of the Sponsor otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Sponsor. To the fullest extent permitted by law, no Person other than the Sponsor and the Trustee shall have any duties (including fiduciary duties) or liabilities at law or in equity to the Trust, the Shareholders or any other Person.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any Shareholder or any other Person, on the other hand; or

(ii) whenever this Trust Agreement or any other agreement contemplated herein provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholder or any other Person, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

(c) The Sponsor and any Affiliate of the Sponsor may engage in or possess an interest in profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Sponsor. If the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Sponsor shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Sponsor pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholder shall have any rights or obligations by virtue of this Trust Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the purposes of the Trust, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Sponsor may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any Affiliate of the Trust or the Shareholders.

(d) To the fullest extent permitted by law and notwithstanding any other provision of this Trust Agreement or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Trust Agreement a Person is permitted or required to make a decision (a) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, the Shareholders or any other Person, or (b) in its “good faith” or under another express standard, the Person shall act under such express standard and shall not be subject to any other or different standard. The term “good faith” as used in this Trust Agreement shall mean subjective good faith as such term is understood and interpreted under Delaware law.

SECTION 6.6 Indemnification of the Sponsor.

(a) The Sponsor and any Covered Person shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement, provided that (i) the Sponsor was acting on behalf of, or performing services for, the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of this Trust Agreement on the part of the Sponsor and (ii) any such indemnification will be recoverable only from the Trust Estate. Any amounts payable to a Covered Person under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust.

(b) All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation of existence of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Code by or against the Sponsor.

(c) Notwithstanding the provisions of Section 6.6(a) above, the Sponsor, any Authorized Participant and any other Person acting as a broker-dealer for the Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(d) The Trust shall not incur the cost of that portion of any insurance that insures any party against any liability, the indemnification of which is herein prohibited.

(e) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; and (ii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section 6.6.

(f) The term “Sponsor” as used only in this Section 6.6 shall include, in addition to the Sponsor, any other Covered Person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in this Trust Agreement.

(g) In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

SECTION 6.7 Expenses and Limitations Thereon.

(a) Sponsor Fee and Sponsor-paid Expenses.

(i) The Trust shall pay to the Sponsor a fee (the “Sponsor Fee”), payable in cash, which shall accrue daily in U.S. Dollars at an annual rate equal to a percentage, to be determined by the Sponsor, of the NAV of the Trust as of 4:00 p.m. Eastern Time on each day, provided that for a day that is not a Business Day, the calculation shall be based on the most recent Business Day. The Sponsor Fee is payable to the Sponsor monthly in arrears, provided, further, that Net Staking Income shall not be incorporated into the NAV of the Trust for purposes of calculating the Sponsor Fee except for any portion of Net Staking Income that is allocated to the Common Shareholders. For purposes of calculating the Sponsor Fee, the “NAV of the Trust” refers to the net asset value attributable to the Common Shares (excluding any net asset value attributable to the Sponsor Share).

(ii) Reserved.

(iii) Reserved.

(iv) Other than the Trust Expenses and Additional Trust Expenses (defined below), the Sponsor pays all other routine operational, administrative and other ordinary expenses of the Trust, including but not limited to, fees and expenses of the Administrator, Trustee, Cash Custodian, Crypto Custodian, Marketing Agent, Transfer Agent, licensors, accounting and audit fees and expenses, tax preparation expenses, ongoing SEC registration fees, individual Schedule K-1 preparation and mailing fees, and report preparation and mailing expenses, and up to $250,000 per annum in ordinary legal fees and expenses. The Sponsor may determine in its sole discretion to assume legal fees and expenses of the Trust in excess of $250,000 per annum. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. The Sponsor will bear the costs and expenses related to the initial offer and sale of the Trust’s shares, including registration fees paid or to be paid to the SEC, Financial Industry Regulatory Authority (“FINRA”) or any other regulatory body or self-regulatory organization. None of the costs and expenses related to the initial offer and sale of the Trust’s shares are chargeable to the Trust, and the Sponsor may not recover any of these costs and expenses from the Trust (collectively, the “Sponsor-paid Expenses”).

(b) Additional Trust Expenses.

(i) The Trust pays all of its respective brokerage commissions, including applicable exchange fees and give-up fees, and other transaction related fees and expenses charged in connection with trading activities. The Trust also pays all fees and commissions related to any crypto transaction fees for on-chain transfers of assets. The Trust pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Trust. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses. In the event the Trust’s cash balance is insufficient to pay all fees and expenses, including the Sponsor Fee, the Trust may need to sell crypto assets from time to time to pay for its fees and expenses. The Sponsor may determine in its sole discretion to assume any non-recurring and unusual fees and expenses of the Trust, if applicable. To the extent that the Sponsor does not voluntarily assume such fees and expenses, they will be the responsibility of the Trust. Non-recurring, unusual or extraordinary expenses of the Trust will be allocated as determined by the Sponsor using a pro rata allocation methodology that allocates such Trust expenses to the Trust (collectively, “Additional Trust Expenses”).

(c) The Sponsor or its delegates shall direct the Crypto Custodian to withdraw Index Constituents as needed from the applicable Custody Account to pay the Sponsor Fees, Trust Expenses and the Additional Trust Expenses to the extent necessary.

(d) The Sponsor or any Affiliate of the Sponsor may be reimbursed only for the actual cost to the Sponsor or such Affiliate of any expenses that it advances on behalf of the Trust for payment of which the Trust is responsible. In addition, payment to the Sponsor or such Affiliate for indirect expenses incurred in performing services for the Trust in its capacity as the Sponsor (or an Affiliate of the Sponsor) of the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Sponsor’s “overhead,” is prohibited.

SECTION 6.8 Voluntary Withdrawal of the Sponsor.

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon one hundred and twenty (120) days’ prior written notice to all Common Shareholders and the Trustee. Following receipt of such notice and if the withdrawing Sponsor is the last remaining Sponsor, Common Shareholders holding Common Shares equal to at least a majority (over 50%) of the Common Shares (not including Common Shares held by the Sponsor) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Sponsor who shall carry on the business of the Trust. In the event of its withdrawal, the Sponsor shall be entitled to a redemption of its Common Shares for a number of Index Constituents determined by dividing the number of Index Constituents owned by the Trust at such time (reduced by the number of whole and fractional crypto assets constituting accrued but unpaid fees and expenses of the Trust at such time) by the number of Common Shares outstanding at such time (calculated to one one-hundred-millionth of one crypto asset, as applicable) and multiplying the quotient obtained by the number of Common Shares to be redeemed. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

SECTION 6.9 Litigation.

The Sponsor is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests. The Sponsor shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust’s assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Trust Agreement) of the Sponsor.

SECTION 6.10 Ownership of Sponsor; Insolvency of Sponsor.

(a) To the fullest extent permitted by law, nothing in this Trust Agreement shall be deemed to prevent the merger of the Sponsor with another corporation or other entity, the reorganization of the Sponsor into or with any other corporation or other entity, the transfer of all the capital stock of the Sponsor, the assumption of the rights, duties and liabilities of the Sponsor by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Sponsor’s Common Shares, if any, or the Sponsor Share in accordance with Section 2.11; provided, however, that if such merger, reorganization, transfer, or assumption is with an entity that is not an Affiliate of Sponsor immediately prior to such merger, reorganization, transfer or assumption, the Sponsor shall provide notice to Common Shareholders at least thirty (30) days prior to the completion of such transaction. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 6.8.

(b) The Sponsor shall not cease to be a Sponsor of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

ARTICLE VII

SHAREHOLDERS

SECTION 7.1 No Management or Control by Common Shareholders; Limited Liability; Exercise of Rights through an Authorized Participant.

The Common Shareholders shall not participate in the management or control of the Trust nor shall they enter into any transaction on behalf of the Trust or have the power to sign for or bind the Trust, said power being vested solely and exclusively in the Sponsor. Except as provided in Section 7.3, no Common Shareholder shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of such Percentage Interest of the Trust Estate. Except as provided in Section 7.3 hereof, each Common Share owned by a Common Shareholder shall be fully paid and no assessment shall be made against any Common Shareholder. No salary shall be paid to any Common Shareholder in his capacity as a Common Shareholder, nor shall any Common Shareholder have a drawing account or earn interest on its Percentage Interest of the Trust Estate. By the purchase and acceptance or other lawful delivery and acceptance of Common Shares, each Common Shareholder shall be a beneficiary of the Trust and vested with beneficial undivided interest in the Trust to the extent of the Common Shares owned beneficially by such Common Shareholder, subject to the terms and conditions of this Trust Agreement.

SECTION 7.2 Rights and Duties.

The Common Shareholders shall have the following rights, powers, privileges, duties and liabilities:

(a) All Common Shareholders shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(b) Common Shareholders shall have the right to demand a redemption of their Common Shares only upon the dissolution and winding up of the Trust and only to the extent of funds available therefor as provided in Section 12.2. In no event shall a Common Shareholder be entitled to demand or receive property other than cash upon the dissolution and winding up of the Trust. No Common Shareholder shall have priority over any other Common Shareholder as to distributions. A Common Shareholder shall not have any right to bring an action for partition against the Trust.

(c) Common Shareholders holding Common Shares representing at least a majority (over 50%) of the Common Shares (not including Common Shares held by the Sponsor and its Affiliates) may vote to appoint a successor Sponsor as provided in Section 6.8 or to continue the Trust as provided in Section 12.1(a)(xi). Except as set forth in this Section 7.2(c), Common Shareholders shall have no voting rights with respect to the Trust. For the avoidance of doubt, if the Sponsor is a Common Shareholder, the provisions of this Article VII shall not limit the rights of the Sponsor in its role as Sponsor.

SECTION 7.3 Limitation of Liability.

(a) Except as provided in Section 6.6(f) and as otherwise provided under Delaware law, Common Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of Delaware and no Common Shareholder shall be liable for claims against or debts of the Trust in excess of such Shareholder’s Percentage Interest of the Trust Estate, except in the case of a Common Shareholder that is an Authorized Participant, in the event that the liability is founded upon misstatements or omissions contained in such Common Shareholder’s Authorized Participant Agreement. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Common Shareholder with respect to amounts distributed to such Common Shareholder or amounts received by such Common Shareholder upon redemption of such Common Shareholder’s Common Shares unless, under Delaware law, such Common Shareholders are liable to repay such amount.

(b) The Trust shall indemnify to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the Trust Estate, each Common Shareholder against any claims of liability asserted against such Common Shareholder solely because he is a beneficial owner of one or more Common Shares as a Common Shareholder (other than for taxes for which such Common Shareholder is liable on income allocated under Section 2.5 and Section 1.7(g)).

SECTION 7.4 Derivative Actions.

In addition to the requirements set forth in Section 3816 of the Delaware Trust Statute, a Common Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a) A Common Shareholder must make a pre-suit demand upon the Trustee to bring the subject action unless an effort to cause the Trustee to bring such an action is not likely to succeed. For purposes of this Section 7.4(a), a demand on the Trustee shall only be deemed not likely to succeed and therefore excused if the Trustee has a personal financial interest in the transaction at issue, and the Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Common Shareholder demand by virtue of the fact that the Trustee receives remuneration for his or her service as the Trustees of the Trust or as a trustee or director of one or more trusts that are under common management with or otherwise affiliated with the Trust;

(b) Two or more Common Shareholders who are eligible to bring such derivative action under the Delaware Trust Statute and who (i) are not Affiliates of one another and (ii) collectively hold at least 10% of the outstanding Common Shares shall join in the request for the Trustee to commence such action unless a demand is not required under paragraph (a) of this Section 7.4 and shall join in the bringing or maintaining of such action, suit or other proceeding unless a demand is not required under paragraph (a) of this Section 7.4;

(c) Unless a demand is not required under paragraph (a) of this Section 7.4, the Trustee must be afforded a reasonable amount of time to consider such Common Shareholder request and to investigate the basis of such claim. The Trustee shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Common Shareholders making such request to reimburse the Trust for the expense of any such advisor in the event the Trustee determines not to take action; and

(d) Any decision by the Trustee to bring, maintain, or compromise (or not to bring, maintain, or compromise) such court action, proceeding or claim, or to submit the matter to a vote of Common Shareholders, shall be made by the Trustee in good faith and shall be binding upon the Common Shareholders.

In addition to all suits, claims or other actions (collectively, “claims”) that under applicable law must be brought as derivative claims, each Common Shareholder agrees that any claim that affects all Common Shareholders of the Trust proportionately based on their number of Common Shares in the Trust must be brought as a derivative claim subject to this Section 7.4 irrespective of whether such claim involves a violation of the Common Shareholder’s rights under this Trust Agreement or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim (and regardless, in each case, of whether such claims sound in tort, fraud or otherwise, or are based on common law, statutory, equitable, legal or other grounds). Notwithstanding the foregoing, however, if a provision of this Section 7.4 is found to violate the U.S. federal securities laws, including the 1940 Act, then such provision shall not apply to any claims asserted under such U.S. federal securities law.

SECTION 7.5 Appointment of Agents.

(a) By the purchase and acceptance or other lawful delivery, acceptance or holding of the Common Shares, the Common Shareholders shall be deemed to agree that the Sponsor may cause the Trust to appoint an agent to act on their behalf in connection with any distribution of Incidental Rights and/or IR Virtual Currency if the Sponsor has determined in good faith that such appointment is reasonably necessary or in the best interests of the Trust and the Common Shareholders in order to facilitate the distribution of any Incidental Rights and/or IR Virtual Currency. For the avoidance of doubt, the Sponsor may cause the Trust to appoint the Sponsor or any of its Affiliates to act in such capacity. Any Person appointed as agent of the Common Shareholders pursuant to this Section 7.5 shall receive an in-kind distribution of Incidental Rights and/or IR Virtual Currency on behalf of the Common Shareholders of record with respect to such distribution and following receipt of any such distribution, shall determine, in such Person’s sole discretion and without any direction from the Trust or the Sponsor (in its capacity as Sponsor of the Trust), whether and when to sell the distributed Incidental Rights and/or IR Virtual Currency on behalf of the record date Common Shareholders.

(b) Any agent appointed pursuant to Section 7.5(a) shall not receive any compensation in connection with its role as agent. The foregoing notwithstanding, any such agent shall be entitled to receive from any distribution of Incidental Rights and/or IR Virtual Currency, Incidental Rights and/or IR Virtual Currency with an aggregate fair market value equal to the amount of administrative and other reasonable expenses incurred by such agent in connection with such in-kind distribution of Incidental Rights and/or IR Virtual Currency, including expenses incurred by such agent in connection with any post-distribution sale of such Incidental Rights and/or IR Virtual Currency.

SECTION 7.6 Business of Common Shareholders.

Except as otherwise specifically provided herein, any of the Common Shareholders and any shareholder, officer, director, employee or other Person holding a legal or beneficial interest in an entity that is a Common Shareholder, may engage in or possess an interest in business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the affairs of the Trust, shall not be deemed wrongful or improper.

SECTION 7.7 Authorization of Offering Materials.

Each Common Shareholder (or any permitted assignee thereof) hereby agrees that the Trust, the Sponsor and the Trustee are authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in, or contemplated by, the offering materials on behalf of the Trust without any further act, approval or vote of the Common Shareholders, notwithstanding any other provision of this Trust Agreement, or as otherwise would have been permissible under the Delaware Trust Statute or any applicable law, rule or regulation.

SECTION 7.8 Sponsor Shareholder.

Except as otherwise provided in this Trust Agreement with respect to the Sponsor Share and the Sponsor Shareholder, the provisions of this ARTICLE VII shall apply only to Common Shareholders.

The Sponsor Shareholder, solely in its capacity as holder of the Sponsor Share, shall have only the rights, preferences, privileges, limitations and duties expressly set forth in this Trust Agreement with respect to the Sponsor Share, including the economic rights set forth in Article II, the transfer restrictions set forth in Section 2.11, and the consent right set forth in Section 10.1. The Sponsor Shareholder shall not have any rights of a Common Shareholder.

ARTICLE VIII

BOOKS OF ACCOUNT AND REPORTS

SECTION 8.1 Books of Account.

Proper books of account for the Trust shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Sponsor in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust as are required by the applicable law and regulations and as are usually entered into books of account kept by trusts. The books of account shall be kept at the principal office of the Trust and no Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Trustee. Such books of account shall be kept, and the Trust shall report its profits and losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article IX.

SECTION 8.2 Quarterly Updates, Annual Updates and Account Statements.

The Sponsor shall prepare and distribute or publish, as required, such reports (periodic or otherwise) as required by applicable rules and regulations.

SECTION 8.3 Tax Information.

Appropriate tax information (adequate to enable each Shareholder to complete and file its U.S. federal tax return) shall be delivered by the Sponsor on behalf of the Trust to each Shareholder as described in Section 1.7(c). All such information shall be prepared, and all of the Trust’s tax returns shall be filed, in a manner consistent with the treatment of the Trust as a partnership. The Trust shall comply with all U.S. federal withholding requirements respecting distributions to, or receipts of amounts on behalf of, Shareholders that the Sponsor reasonably believes are applicable under the Code. The consent of Shareholders shall not be required for such withholding.

SECTION 8.4 Calculation of NAV.

The Sponsor or its delegate shall calculate the Trust’s Net Asset Value “NAV” each Business Day as of the earlier of the close of the Nasdaq or 4:00 p.m. New York time. The assets of the Trust will consist of Crypto Holdings, cash and cash equivalents. The Sponsor has the exclusive authority to determine the Trust’s NAV, which it has delegated to the Administrator.

The Trust’s NAV per Common Share will be calculated by taking the current market value of its total assets, subtracting any liabilities, and dividing that total by the number of Common Shares. The NAV per Share shall be calculated without treating the Sponsor Share as a Common Share. Net Staking Income allocated to Common Shareholders shall accrue to the NAV of the Common Shares on a daily basis. The NAV of the Sponsor Share shall equal, at any time, the cumulative amount of Net Staking Income allocated to the Sponsor Share that has accrued but not yet been distributed pursuant to Section 2.8, net of any tax withholdings or similar charges. The Sponsor Share’s NAV is expected to be the total amount of Net Staking Income allocated but not paid to the Sponsor.

In determining the Trust’s holdings, the Administrator will value the Index Constituents held by the Trust based on the Index Constituent Settlement Price, unless the prices are not available or the Administrator, in its sole discretion, determines that the Index Constituent Settlement Price is unreliable (“Fair Value Event”).

In the instance of a Fair Value Event, the Trust’s holdings may be fair valued on a temporary basis in accordance with the fair value policies approved by the Administrator. In the instance of a Fair Value Event and pursuant to the Administrator’s fair valuation policies and procedures, VWAP or Volume Weighted Median Prices (VWMP) from another index administrator (“Secondary Index”) will be utilized.

If a Secondary Index is also not available or the Administrator in its sole discretion determines the Secondary Index is unreliable, the price set by the Trust’s principal market as of 4:00 p.m. ET, on the valuation date will be utilized. In the event the principal market price is not available or the Administrator in its sole discretion determines the principal market valuation is unreliable, the Administrator will use its best judgment to determine a good faith estimate of fair value. The Administrator identifies and determines the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for crypto assets consistent with the application of fair value measurement framework in FASB (Financial Accounting Standards Board) Accounting standards codification (ASC) 820-10. The principal market is the market where the reporting entity would normally enter into a transaction to sell the asset or transfer the liability. The principal market must be available to and be accessible by the reporting entity. The reporting entity is the Trust.

If the Index Constituent Settlement Price is not used to determine the Trust’s crypto asset holdings, Shareholders will be notified in a prospectus supplement or on the Trust’s website and, if this index change is on a permanent basis, a filing with the Commission under Rule 19b-4 of the Exchange Act will be required.

A Fair Value Event value determination will be based upon all available factors that the Sponsor or the Administrator deems relevant at the time of the determination and may be based on analytical values determined by the Sponsor or Administrator using third party valuation models. Fair value policies approved by the Administrator will seek to determine the fair value price that the Trust might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction on the date on which the asset or liability is being valued consistent with “Relevant Transactions”. A “Relevant Transaction” is any crypto asset versus U.S. dollar spot trade that occurs during the observation window between 3:00 p.m. and 4:00 p.m. ET on a Core Crypto Platform in the applicable crypto asset/United States dollar exchange pair that is reported and disseminated by a Core Crypto Platform through its publicly available application programming interface and observed by the Index Provider.

SECTION 8.5 Indicative Trust Value.

In order to provide updated information relating to the Trust for use by Common Shareholders and market professionals, the Sponsor will engage an independent calculator to calculate an updated Indicative Trust Value (“ITV”). The ITV will be calculated by using the prior day’s closing NAV per Common Share of the Trust as a base and will be updated throughout the regular market session of 9:30 a.m. E.T. to 4:00 p.m. E.T. (the “Regular Market Session”) to reflect changes in the value of the Trust’s holdings during the trading day. For purposes of calculating the ITV, the Trust’s crypto asset holdings will be priced using a real time version of the Index.

The ITV will be disseminated on a per Common Share basis every 15 seconds during the Regular Market Session and be widely disseminated by one or more major market data vendors during the Regular Market Session. Several major market data vendors display and/or make widely available ITVs taken from the Consolidated Tape Association (CTA) or other data feeds.

SECTION 8.6 Maintenance of Records.

The Sponsor shall maintain for a period of at least seven Fiscal Years (a) all books of account required by Section 8.1 hereof; (b) a copy of the Certificate of Trust and all certificates of amendment thereto; (c) copies of the Trust’s U.S. federal, state and local income tax returns and reports, if any; (d) copies of any effective written Trust Agreements, Authorized Participant Agreements, including any amendments thereto; and (e) any financial statements of the Trust. The Sponsor may keep and maintain the books and records of the Trust in paper, magnetic, electronic or other format as the Sponsor may determine in its sole discretion, provided that the Sponsor shall use reasonable care to prevent the loss or destruction of such records. If there is a conflict between this Section 8.6 and the rules and regulations of any applicable regulatory authority or listing or quotation entity with respect to the maintenance of records, the records shall be maintained pursuant to the rules and regulations of such applicable regulatory authority or listing or quotation entity.

ARTICLE IX

FISCAL YEAR

SECTION 9.1 Fiscal Year.

The fiscal year of the Trust for financial accounting purposes (the “Fiscal Year”) is the calendar year. The Sponsor may select an alternate fiscal year if it deems it to be in the interest of the Trust.

ARTICLE X

AMENDMENT OF TRUST AGREEMENT; MEETINGS

SECTION 10.1 Amendments to the Trust Agreement.

(a) No amendment to this Trust Agreement may materially and adversely affect the rights, preferences or privileges of the Sponsor Shareholder without the prior written consent of the Sponsor Shareholder.

(b) Except as specifically provided herein, the Sponsor, in its sole discretion and without Shareholder consent, may amend or otherwise supplement this Trust Agreement by making an amendment, an agreement supplemental hereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement hereto shall be effective on such date as designated by Sponsor in its sole discretion; provided that any amendment to this Trust Agreement which materially adversely affects the interests of the Common Shareholders shall not be effective any earlier than twenty (20) days after receipt by the affected Common Shareholders of a notice provided by the Sponsor with respect to any such amendment; and provided further that the Sponsor shall not be permitted to make any such amendment, or otherwise supplement this Trust Agreement, if such amendment or supplement would adversely affect the status of the Trust as a partnership for U.S. federal income tax purposes.

(c) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change. At the expense of the Sponsor, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Sponsor.

(d) To the fullest extent permitted by law, no provision of this Trust Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

SECTION 10.2 Meetings of the Trust.

Meetings of the Common Shareholders may be called by the Sponsor. The Sponsor shall provide written notice to all Common Shareholders thereof of the meeting and the purpose of the meeting, which shall be held on a date not less than thirty (30) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting. Common Shareholders may vote in person or by proxy at any such meeting.

SECTION 10.3 Action Without a Meeting.

Any action required or permitted to be taken by Common Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Common Shareholder to any action of the Trust or any Common Shareholder, as contemplated by this Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Common Shareholder given in the manner provided in Section 13.5. The vote or consent of each Common Shareholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Common Shareholder, unless the Common Shareholder expresses written objection to the vote or consent by notice given in the manner provided in Section 13.5 and actually received by the Trust within twenty (20) days after the notice of solicitation is sent. The Covered Persons dealing with the Trust shall be entitled to act in reliance on any vote or consent that is deemed cast or granted pursuant to this Section 10.3 and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Common Shareholders shall not be void or voidable by reason of any communication made by or on behalf of all or any of such Common Shareholders in any manner other than as expressly provided in Section 13.5.

ARTICLE XI

TERM

SECTION 11.1 Term.

The term for which the Trust is to exist shall be perpetual, unless terminated pursuant to the provisions of Article XII hereof or as otherwise provided by law.

ARTICLE XII

TERMINATION

SECTION 12.1 Events Requiring Dissolution of the Trust.

(a) The Trust shall dissolve at any time upon the happening of any of the following events:

(i) Common Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

(ii) 180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

(iii) the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

(iv) the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

(v) the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

(vi) a United States regulator requires the Trust to shut down or forces the Trust to liquidate its Index Constituents;

(vii) any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of Index Constituents for purposes of determining the NAV of the Trust;

(viii) the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

(ix) the Trust fails to qualify for treatment, or ceases to be treated, as a “partnership” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

(x) 60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Common Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

(xi) the Trustee, at the written direction of the Common Shareholders, elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

(xii) the Sponsor elects to terminate the Trust after the Trustee, Administrator or the Crypto Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a partnership for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a partnership for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

(b) The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Shareholder shall not result in the termination of the Trust, and such Shareholder, his estate, custodian or personal representative shall have no right to a redemption of such Shareholder’s Shares. Each Shareholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the Trust Estate and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article VIII hereof relating to the books of account and reports of the Trust.

SECTION 12.2 Distributions on Dissolution. Upon the dissolution of the Trust, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Common Shareholders may propose and approve and who agrees to serve hereunder) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with Section 3808(e) of the Delaware Trust Statute, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Shareholders, (b) to the Sponsor Shareholder, an amount equal to any accrued but undistributed Net Staking Income attributable to the Sponsor Share as of the date of dissolution, and (c) to the Common Shareholders pro rata in accordance with their respective Percentage Interests.

SECTION 12.3 Termination; Certificate of Cancellation. Following the dissolution and windup of the Trust, including distribution of the assets of the Trust, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Trust Statute at the expense of the Sponsor or the Liquidating Trustee, as the case may be. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.

SECTION 12.4 Notice. The Sponsor will notify Common Shareholders at least 30 days before the date for termination of the Trust Agreement.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1 Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that (other than with respect to the Trustee) causes of action for violations of U.S. federal or state securities laws shall not be governed by this Section 13.1, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Sponsor, the Shareholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts that relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Sponsor set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, but subject to Sections 1.5 and 1.6, the Trust may exercise all powers that are ordinarily exercised by such a statutory trust under Delaware law. Subject to Sections 1.5 and 1.7, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

SECTION 13.2 Provisions In Conflict With Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Sponsor shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute, the Securities Act or other applicable U.S. federal or state laws or the rules and regulations of any applicable regulatory authority or listing or quotation entity, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Sponsor shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Sponsor or Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

SECTION 13.3 Merger and Consolidation. Subject to the provisions of Section 1.5, the Sponsor may cause (i) the Trust to be merged into or consolidated with, converted to or to sell all or substantially all of its assets to, another trust or entity; (ii) the Shares of the Trust to be converted into beneficial interests in another statutory trust (or series thereof); or (iii) the Shares of the Trust to be exchanged for shares in another trust or company under or pursuant to any U.S. state or federal statute to the extent permitted by law. For the avoidance of doubt, subject to the provisions of Section 1.5, the Sponsor, with written notice to the Common Shareholders, may approve and effect any of the transactions contemplated under (i), (ii) and (iii) above without any vote or other action of the Common Shareholders.

SECTION 13.4 Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

SECTION 13.5 Notices. All notices or communications under this Trust Agreement (other than notices of pledge or encumbrance of Shares, and reports and notices by the Sponsor to the Shareholders) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier, and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Notices of pledge or encumbrance of Shares shall be effective upon timely receipt by the Sponsor in writing.

All notices that are required to be provided to the Trustee shall be sent to:

CSC Delaware Trust Company

Attention: Corporate Trust Administration

251 Little Falls Drive

Wilmington, DE 19808

All notices that the Trustee is required to provide shall be sent to:

if to the Trust or the Sponsor, at

HASHDEX NASDAQ CME CRYPTO INDEX ETF

c/o Hashdex Asset Management Ltd., as Sponsor

PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

Attn: Bruno Sousa (bruno.sousa@hashdex.com) and Samir Kerbage (samir.kerbage@hashdex.com) with a copy to legal@hashdex.com.

SECTION 13.6 Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

SECTION 13.7 Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Shareholders. For purposes of determining the rights of any Shareholder or assignee hereunder, the Trust and the Sponsor may rely upon the Trust records as to who are Shareholders and permitted assignees, and all Shareholders and assignees agree that the Trust and the Sponsor, in determining such rights, shall rely on such records and that Shareholders and their assignees shall be bound by such determination.

SECTION 13.8 No Legal Title to Trust Estate. Subject to the provisions of Section 1.8 in the case of the Sponsor, the Shareholders shall not have legal title to any part of the Trust Estate.

SECTION 13.9 Creditors. No creditors of any Shareholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

SECTION 13.10 Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 13.11 Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to Hashdex Asset Management Ltd.

SECTION 13.12 Jurisdiction; Venue; Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE, AND THE FEDERAL COURTS LOCATED WITHIN THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

SECTION 13.13 Corporate Transparency Act. The Corporate Transparency Act (31 U.S.C. § 5336) and its implementing regulations (collectively, the “CTA”), may require the Trust to file reports with the U.S. Financial Crimes Enforcement Network. It shall be the Sponsor’s duty, and not the Trustee’s duty, to prepare such filings, cause the Trust to make such filings, and to cause the Trust to comply with its obligations under the CTA, if any.

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IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Trust Agreement as of the day and year first above written.

CSC DELAWARE TRUST COMPANY, as Trustee

By:	/s/ James Grier
	Name:	James Grier
	Title:	Vice President

HASHDEX ASSET MANAGEMENT LTD., as Sponsor

By:	/s/ Samir Elias Hachem Kerbage
	Name:	Samir Elias Hachem Kerbage
	Title:	Director

EXHIBIT A

FORM OF CERTIFICATE OF TRUST